UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal ETF Trust II
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

898 North Broadway, Suite 2, Massapequa, New York 11758
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Senior Secured Credit Opportunities ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 15 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001387131-22-010432) on October 13, 2022, which is incorporated herein by reference.

The Trust currently consists of one registered series. The series to which this filing relates and its IRS Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Senior Secured Credit Opportunities ETF	88-3969239

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal ETF Trust II (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Registrant’s Amended and Restated Declaration of Trust, adopted as of June 13, 2022 is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Amended Initial Registration Statement on Form N-1A/A, Pre-Effective Amendment No.1, as filed with the SEC on June 23, 2022.
C.	Registrant’s Amended and Restated By-Laws, effective as of September 19, 2022 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A Post-Effective Amendment No. 15, as filed with the SEC on October 13, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal ETF Trust II

October 13, 2022

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President